UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 30, 2011 (December 29, 2011)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Borne Employment Agreement

Effective December 29, 2011, William F. Borne, Chief Executive Officer of Amedisys, Inc. (the “Company”), entered into an Amendment (the “Amendment”) to his Amended and Restated Employment Agreement dated January 3, 2011, with the Company and Amedisys Holding, L.L.C. (the “Agreement”).

The Amendment was approved by the Company’s Board of Directors (the “Board”) on December 29, 2011, upon the recommendation and approval of the Compensation Committee of the Board. The following is a description of the Amendment. Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the Agreement, as amended. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the following description is qualified in its entirety by the provisions of the Amendment.

The Amendment eliminates what is commonly referred to as a “modified single-trigger” severance provision from Section 8(e) of the Agreement. Section 8(e) addresses “Termination by the Company without Cause or termination by Executive with Good Reason following a Change in Control.” As originally drafted, if Mr. Borne voluntarily terminated his employment on his own initiative (i.e., without Good Reason) on or after 275 days (but no later than 305 days) following a Change in Control, he would have been eligible to receive the same severance payments as if he were terminated by the Company without Cause or as if he terminated his employment with Good Reason, in either case, within one year following a Change in Control. Mr. Borne negotiated this provision into a previous version of the Agreement at a time when a “modified single-trigger” severance provision was not considered a disfavored executive compensation practice.

The other provisions of Mr. Borne’s Agreement remain unchanged.

Amendments to LaBorde and Redman Employment Agreements

Also on December 29, 2011, (i) Ronald A. LaBorde, President of the Company, entered into an Amendment to his Employment Agreement dated November 1, 2011, with the Company and Amedisys Holding, L.L.C. and (ii) Dale E. Redman, Chief Financial Officer of the Company, entered into an Amendment to his Amended and Restated Employment Agreement dated January 3, 2011, with the Company and Amedisys Holding, L.L.C.

The respective amendments implement the following: Effective as of January 1, 2012, (i) Mr. LaBorde shall continue to be employed by the Company as its President and Chief Financial Officer and (ii) Mr. Redman shall continue to be employed by the Company as its Executive Vice President of Finance. The other provisions of Messrs. LaBorde’s and Redman’s respective employment agreements remain unchanged.

The respective amendments were approved by the Board on December 29, 2011, upon the recommendation and approval of the Compensation Committee of the Board, in anticipation of Mr. Redman’s retirement, which, as previously announced by the Company in its Current Report on Form 8-K dated November 1, 2011, is expected to occur during the first quarter of 2012.

A copy of the amendment to Mr. LaBorde’s employment agreement and a copy of the Amendment to Mr. Redman’s employment agreement are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and the preceding description is qualified in its entirety by the provisions of such amendments.

Amended and Restated Employment Agreement – Barfield

Also on December 29, 2011, the Company and Amedisys Holding, L.L.C. entered into an Amended and Restated Employment Agreement (the “A&R Agreement”) with its Chief Development Officer, T.A. “Tim” Barfield, Jr. The terms of the A&R Agreement, which becomes effective on January 1, 2012, were approved by the Board on December 29, 2011.

Under the terms of the A&R Agreement, Mr. Barfield shall continue to be employed by the Company as its Chief Development Officer for an annualized base salary of $300,000. The term of the A&R Agreement runs until December 31, 2012 (the “Term of Employment”). Both the Company and Mr. Barfield are unilaterally entitled to terminate the A&R Agreement prior to the expiration of the Term of Employment upon sixty days’ prior written notice to the other party, provided that such notice is delivered no later than the sixty-first day prior to the expiration of the Term of Employment. Unless earlier terminated in accordance with terms of the A&R Agreement, Mr. Barfield’s employment with the Company shall terminate upon the expiration of the Term of Employment.

Under the terms of the A&R Agreement, Mr. Barfield is entitled to, among other things, (i) participate in the Company’s compensation, pension, welfare and benefit plans and programs as are made available to the Company’s employees in general, including deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility, and (ii) reimbursement of reasonable business expenses.

In the event Mr. Barfield’s employment is terminated due to his death or disability, Mr. Barfield or his surviving spouse or estate (as the case may be) will be entitled to any benefits due or earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. Additionally, all unvested equity awards held by Mr. Barfield as of the date of death or disability will immediately vest at the “target” level.

If Mr. Barfield is terminated for Cause (as defined below) or if Mr. Barfield’s employment is terminated upon his own initiative prior to the expiration of the Term of Employment, he will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination, and (b) incentive awards earned in the prior year, but not yet paid. If Mr. Barfield’s employment is terminated upon the expiration of the Term of Employment or is earlier terminated by the Company, Mr. Barfield will be entitled to (i) the items listed in the preceding sentence, (ii) a “release payment” equal to one-twelfth of his annualized base salary and (iii) continued participation in the Company’s group health plans for him and his dependents who are entitled to continuation coverage under Federal tax rules until the expiration of the time period allowed for the continuation of group health plan coverage under applicable Federal law or until Mr. Barfield receives substantially comparable group health plan coverage provided by a subsequent employer, whichever occurs earlier.

“Cause” for Mr. Barfield’s termination is defined to include, among other things, willful gross neglect or misconduct, violation of the Company’s code of conduct, breach of the restrictive covenants of the A&R Agreement and misconduct in financial reporting.

Mr. Barfield is subject to certain restrictive covenants, including prohibitions against competition and solicitation, for 18 months following his termination. He is also subject to a standstill provision, which prevents him from acquiring any Company securities or seeking to effect a change in control of the Company (or assisting or working with others to effect a change in control of the Company) for a period of 18 months following his termination.

Both Mr. Barfield and the Company are subject to arbitration for resolution of disputes arising out of the Agreement. Mr. Barfield also has certain indemnity rights as described in the Agreement.

A copy of the A&R Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K, and the preceding description is qualified in its entirety by the provisions of the A&R Agreement.

Additional Matters

Pursuant resolutions adopted by the Board on December 29, 2011: (i) effective contemporaneously with his appointment on January 1, 2012, as Executive Vice President of Finance of the Company, Mr. Redman will no longer be considered an “officer” of the Company, as such term is defined under Rule 16a-1(f) of the Securities Exchange Act of 1934 (the “Exchange Act”), or an “executive officer” of the Company, as such term is defined under Rule 3b-7 promulgated under the Exchange Act, and (ii) as of January 1, 2012, Mr. Barfield will no longer be considered an “officer” of the Company, as such term is defined under Rule 16a-1(f) of the Exchange Act, or an “executive officer” of the Company, as such term is defined under Rule 3b-7 promulgated under the Exchange Act.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment dated December 29, 2011 to the Amended and Restated Employment Agreement by and among Amedisys, Inc., Amedisys Holding, L.L.C. and William F. Borne

10.2	Amendment dated December 29, 2011 to the Employment Agreement by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Ronald A. LaBorde

10.3	Amendment dated December 29, 2011 to the Amended and Restated Employment Agreement by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Dale E. Redman

10.4	Amended and Restated Employment Agreement dated December 29, 2011 (effective January 1, 2012) by and among Amedisys, Inc., Amedisys Holding, L.L.C. and T.A. Barfield, Jr.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/S/ Dale E. Redman
Dale E. Redman
Chief Financial Officer and Duly Authorized Officer

DATE: December 30, 2011

Exhibit Index

Exhibit No.	Description

10.1	Amendment dated December 29, 2011 to the Amended and Restated Employment Agreement by and among Amedisys, Inc., Amedisys Holding, L.L.C. and William F. Borne

10.2	Amendment dated December 29, 2011 to the Employment Agreement by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Ronald A. LaBorde

10.3	Amendment dated December 29, 2011 to the Amended and Restated Employment Agreement by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Dale E. Redman

10.4	Amended and Restated Employment Agreement dated December 29, 2011 (effective January 1, 2012) by and among Amedisys, Inc., Amedisys Holding, L.L.C. and T.A. Barfield, Jr.